DENNY’S CORPORATION REPORTS RESULTS FOR SECOND QUARTER 2017

SPARTANBURG, S.C., August 1, 2017 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today reported results for its second quarter ended June 28, 2017.

Second Quarter 2017 Highlights

•	Domestic system-wide same-store sales increased 2.6%, including growth of 2.7% at company restaurants and an improvement of 2.6% at domestic franchised restaurants.

•	Opened eight system restaurants, including seven franchised restaurants and one company restaurant.

•	Completed 52 remodels at franchised restaurants.

•	Operating Income was $17.0 million.

•	Company restaurant operating margin* grew 1.7% to $16.7 million while franchise operating margin* grew 1.8% to $24.8 million.

•	Net Income was $8.7 million, or $0.12 per diluted share.

•	Adjusted Net Income* was $9.9 million, while Adjusted Net Income per Share* was $0.14.

•	Adjusted EBITDA* improved 2.5% to $26.7 million.

•	Generated $12.7 million of Adjusted Free Cash Flow*, after cash capital expenditures of $8.3 million.

•	Allocated $24.4 million towards share repurchases.

John Miller, President and Chief Executive Officer, stated, “Despite challenges within the full-service dining environment, we achieved positive system same-store sales and continued to outperform key industry benchmarks during the second quarter. Our highly franchised business model, coupled with our efforts to further differentiate Denny’s as a relevant and compelling brand, continues to generate strong cash flows which support ongoing investments in Denny’s brand revitalization and company restaurants, and the return of capital to our shareholders. As we continue to successfully execute our brand revitalization strategy, we remain committed to further elevating the guest experience, consistently growing same-store sales, and expanding our global reach, leading to value creation for all franchisees and shareholders.”

Second Quarter Results

Denny’s total operating revenue grew 7.3% to $133.4 million primarily due to an increase in company restaurant sales. Company restaurant sales grew 10.3% to $98.4 million due to a greater number of company restaurants compared to the prior year quarter and same-store sales growth. Franchise and licensing revenue was $35.0 million compared to $35.1 million in the prior year quarter as an increase in royalty revenue was offset by a decrease in occupancy revenue due to scheduled lease terminations and a decrease in initial fees.

Company restaurant operating margin* was $16.7 million, or 16.9% of company restaurant sales, compared to $16.4 million, or 18.4%, in the prior year quarter, driven by increases in product costs, workers' compensation expense, and minimum wages, partially offset by higher sales. Franchise operating margin* was $24.8 million, or 70.7% of franchise and licensing revenue, compared to $24.3 million, or 69.4%, in the prior year quarter, driven by higher royalty revenue and an improved occupancy margin.

Total general and administrative expenses were $16.6 million compared to $16.2 million in the prior year quarter. Interest expense was $3.7 million versus $3.0 million in the prior year quarter. Denny’s ended the quarter with $264.7 million of total debt outstanding, including $235.0 million of borrowings under its revolving credit facility. The provision for income taxes was $4.9 million, reflecting an effective tax rate of 36.0%. Due to the use of net operating loss and tax credit carryforwards, the Company paid $2.3 million in cash taxes during the quarter.

Net Income was $8.7 million, or $0.12 per diluted share, compared to a net loss of $11.6 million, or $(0.15) per diluted share, including the impact of the Company's pension plan liquidation in the prior year quarter. Adjusted Net Income per Share* grew 2.3% to $0.14 compared to the prior year quarter which excluded the net settlement loss associated with the pension plan liquidation.

Adjusted Free Cash Flow* and Capital Allocation

Denny’s generated $12.7 million of Adjusted Free Cash Flow* in the quarter after investing $8.3 million in cash capital expenditures, including the acquisition of three franchised restaurants and costs associated with opening a new company restaurant and relocating a high-performing company restaurant due to loss of property control.

During the quarter, the Company allocated $24.4 million to share repurchases. Between the end of the second quarter and July 31, 2017, the Company allocated an additional $11.7 million to share repurchases. As of July 31, 2017, the Company had approximately $31 million remaining in authorized share repurchases.

Business Outlook

The following full year 2017 estimates are based on management's expectations at this time. Differences from previously provided guidance are noted in parenthesis below.

•	Same-store sales growth at company and domestic franchised restaurants between 0% and 2%.

•	45 to 50 new restaurant openings, with net restaurant growth of 5 to 15 restaurants (vs. 10 to 20 restaurants).

•	Total operating revenue between $523 and $532 million including franchise and licensing revenue between $140 and $142 million.

•	Company restaurant operating margin* between 17.0% and 17.5% (vs. 17.5% and 18%) and franchise operating margin* between 71% and 71.5%.

•	Total general and administrative expenses between $67 and $70 million (vs. $68 and $71 million).

•	Adjusted EBITDA* between $101 and $103 million.

•	Depreciation and amortization expense between $23 and $24 million.

•	Net interest expense between $14.5 and $15 million (vs. $12.5 and $13 million).

•	Effective income tax rate between 35% and 37% with cash taxes between $6 and $8 million (vs. $7 and $9 million).

•	Cash capital expenditures between $25 and $27 million (vs. $22 and $24 million).

•	Adjusted Free Cash Flow* between $55 and $57 million (vs. $58 and $60 million).

*
Please refer to the historical reconciliation of Net Income to Adjusted Income Before Taxes, Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Net Income, and Adjusted Net Income per Share, as well as the reconciliation of Operating Income to non-GAAP financial measures included in the following tables.  The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates, including gains, losses and other charges, with a reasonable degree of accuracy.  Accordingly, the most directly comparable forward-looking GAAP estimates are not provided.

Conference Call and Webcast Information

Denny’s will provide further commentary on the results for the second quarter ended June 28, 2017 on its quarterly investor conference call today, Tuesday, August 1, 2017 at 4:30 p.m. Eastern Time.  Interested parties are invited to listen to a live broadcast of the conference call accessible through the investor relations section of Denny’s website at investor.dennys.com. A replay of the call may be accessed at the same location later in the day and will remain available for 30 days.

About Denny’s

Denny's Corporation is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of June 28, 2017, Denny’s had 1,724 franchised, licensed, and company restaurants around the world including 125 restaurants in Canada, Puerto Rico, Mexico, New Zealand, Honduras, Costa Rica, Dominican Republic, the United Arab Emirates, the Philippines, Guam, Curaçao, and El Salvador. For further information on Denny's, including news releases, links to SEC filings, and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed in this release may constitute forward-looking statements.  These forward-looking statements, which reflect its best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  competitive pressures from within the restaurant industry; the level of success of our operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses, such as avian flu, or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 28, 2016 (and in the Company’s subsequent quarterly reports on Form 10-Q).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Jessica Liddell, ICR
203-682-8208

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	6/28/17	12/28/16
Assets
Current assets
Cash and cash equivalents	$1,668	$2,592
Receivables	16,742	19,841
Assets held for sale	732	1,020
Other current assets	8,868	12,454
Total current assets	28,010	35,907
Property, net	135,653	133,102
Goodwill	36,308	35,233
Intangible assets, net	56,391	54,493
Deferred income taxes	21,754	17,683
Other noncurrent assets	28,788	29,733
Total assets	$306,904	$306,151

Liabilities
Current liabilities
Current maturities of capital lease obligations	$3,324	$3,285
Accounts payable	21,428	25,289
Other current liabilities	56,521	64,796
Total current liabilities	81,273	93,370
Long-term liabilities
Long-term debt, less current maturities	235,000	218,500
Capital lease obligations, less current maturities	26,362	23,806
Other	44,168	41,587
Total long-term liabilities	305,530	283,893
Total liabilities	386,803	377,263

Shareholders' deficit
Common stock	1,075	1,071
Paid-in capital	589,351	577,951
Deficit	(357,301)	(382,843)
Accumulated other comprehensive loss, net of tax	(3,546)	(1,407)
Treasury stock	(309,478)	(265,884)
Total shareholders' deficit	(79,899)	(71,112)
Total liabilities and shareholders' deficit	$306,904	$306,151

Debt Balances
(In thousands)	6/28/17	12/28/16
Credit facility revolver due 2020	$235,000	$218,500
Capital leases	29,686	27,091
Total debt	$264,686	$245,591

DENNY’S CORPORATION
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Quarter Ended
(In thousands, except per share amounts)	6/28/17	6/29/16
Revenue:
Company restaurant sales	$98,355	$89,210
Franchise and license revenue	35,021	35,105
Total operating revenue	133,376	124,315
Costs of company restaurant sales	81,697	72,837
Costs of franchise and license revenue	10,244	10,759
General and administrative expenses	16,581	16,206
Depreciation and amortization	5,799	5,105
Operating (gains), losses and other charges, net	2,046	24,241
Total operating costs and expenses, net	116,367	129,148
Operating income (loss)	17,009	(4,833)
Interest expense, net	3,740	3,014
Other nonoperating income, net	(410)	(119)
Net income (loss) before income taxes	13,679	(7,728)
Provision for income taxes	4,930	3,824
Net income (loss)	$8,749	$(11,552)

Basic net income (loss) per share	$0.13	$(0.15)
Diluted net income (loss) per share	$0.12	$(0.15)

Basic weighted average shares outstanding	69,407	76,730
Diluted weighted average shares outstanding	71,661	76,730

Comprehensive income	$7,219	$7,052

General and Administrative Expenses	Quarter Ended
(In thousands)	6/28/17	6/29/16
Share-based compensation	$2,080	$1,902
Other general and administrative expenses	14,501	14,304
Total general and administrative expenses	$16,581	$16,206

DENNY’S CORPORATION
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Two Quarters Ended
(In thousands, except per share amounts)	6/28/17	6/29/16
Revenue:
Company restaurant sales	$192,134	$179,596
Franchise and license revenue	69,152	69,361
Total operating revenue	261,286	248,957
Costs of company restaurant sales	159,532	146,948
Costs of franchise and license revenue	19,990	20,762
General and administrative expenses	34,090	33,133
Depreciation and amortization	11,535	10,598
Operating (gains), losses and other charges, net	2,829	24,116
Total operating costs and expenses, net	227,976	235,557
Operating income	33,310	13,400
Interest expense, net	7,281	5,788
Other nonoperating income, net	(767)	(92)
Net income before income taxes	26,796	7,704
Provision for income taxes	9,674	9,302
Net income (loss)	$17,122	$(1,598)

Basic net income (loss) per share	$0.24	$(0.02)
Diluted net income (loss) per share	$0.24	$(0.02)

Basic weighted average shares outstanding	70,205	76,895
Diluted weighted average shares outstanding	72,459	76,895

Comprehensive income	$14,983	$12,326

General and Administrative Expenses	Two Quarters Ended
(In thousands)	6/28/17	6/29/16
Share-based compensation	$4,053	$3,850
Other general and administrative expenses	30,037	29,283
Total general and administrative expenses	$34,090	$33,133

DENNY’S CORPORATION
Reconciliation of Net (Loss) Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are appropriate indicators to assist in the evaluation of operating performance on a period-to-period basis.  The Company uses Adjusted Income Before Taxes, Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees.  Adjusted EBITDA is also used to evaluate the ability to service debt because the excluded charges do not have an impact on prospective debt servicing capability and these adjustments are contemplated in our credit facility for the computation of our debt covenant ratios. We define Adjusted Free Cash Flow for a given period as Adjusted EBITDA less the cash portion of interest expense net of interest income, capital expenditures, and cash taxes. Management believes that the presentation of Adjusted Free Cash Flow provides useful information to investors because it represents a liquidity measure used to evaluate, among other things, operating effectiveness and is used in decisions regarding the allocation of resources.  However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles.

	Quarter Ended		Two Quarters Ended
(In thousands, except per share amounts)	6/28/17	6/29/16	6/28/17	6/29/16
Net income (loss)	$8,749	$(11,552)	$17,122	$(1,598)
Provision for income taxes	4,930	3,824	9,674	9,302
Operating (gains), losses and other charges, net	2,046	24,241	2,829	24,116
Other nonoperating (income) expense, net	(410)	(119)	(767)	(92)
Share-based compensation	2,080	1,902	4,053	3,850
Adjusted Income Before Taxes	$17,395	$18,296	$32,911	$35,578

Interest expense, net	3,740	3,014	7,281	5,788
Depreciation and amortization	5,799	5,105	11,535	10,598
Cash payments for restructuring charges and exit costs	(180)	(339)	(1,209)	(833)
Cash payments for share-based compensation	(14)	—	(3,946)	(2,529)
Adjusted EBITDA	$26,740	$26,076	$46,572	$48,602

Cash interest expense, net	(3,472)	(2,763)	(6,736)	(5,281)
Cash paid for income taxes, net	(2,273)	(627)	(2,668)	(938)
Cash paid for capital expenditures	(8,262)	(4,142)	(15,079)	(9,449)
Adjusted Free Cash Flow	$12,733	$18,544	$22,089	$32,934

	Quarter Ended		Two Quarters Ended
(In thousands, except per share amounts)	6/28/17	6/29/16	6/28/17	6/29/16
Net income (loss)	$8,749	$(11,552)	$17,122	$(1,598)
Pension settlement loss	—	24,297	—	24,297
Losses (gains) on sales of assets and other, net	1,749	(43)	2,433	(687)
Tax effect (1)	(631)	(2,128)	(878)	(1,897)
Adjusted Net Income	$9,867	$10,574	$18,677	$20,115

Diluted weighted average shares outstanding (2)	71,661	78,583	72,459	78,701

Diluted Net Income Per Share	$0.12	$(0.15)	$0.24	$(0.02)
Adjustments Per Share	$0.02	$0.28	$0.02	$0.28
Adjusted Net Income Per Share	$0.14	$0.13	$0.26	$0.26

(1)
Tax adjustments for the three and six months ended June 28, 2017 are calculated using the Company's year-to-date effective tax rate of 36.1%. Tax adjustments for the loss on pension termination for the three and six months ended June 29, 2016 are calculated using an effective tax rate of 8.8%. The remaining tax adjustments for the three and six months ended June 29, 2016 are calculated using the Company's year-to-date effective tax rate of 35.8%, which excludes the impact of the pension termination.

(2)
Due to the net loss for the three and six months ended June 29, 2016, in accordance with GAAP, awards related to share-based compensation are antidilutive and are excluded from diluted weighted average share outstanding. Basic and diluted shares were 76,730 for the quarter and 76,895 year-to date. Since the net loss position is adjusted to an income position in our calculation of Adjusted Net Income, GAAP diluted weighted average shares outstanding have been adjusted for the effect of dilutive share-based compensation awards to calculate Adjust Net Income Per Share.

DENNY’S CORPORATION
Reconciliation of Operating Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are appropriate indicators to assist in the evaluation of restaurant-level operating efficiency and performance of ongoing restaurant-level operations. The Company uses Total Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin internally as performance measures for planning purposes, including the preparation of annual operating budgets, and these three non-GAAP measures are used to evaluate operating effectiveness.

We define Total Operating Margin as operating income excluding the following three items: general and administrative expenses, depreciation and amortization, and operating (gains), losses and other charges, net. We present Total Operating Margin as a percent of total operating revenue. We exclude general and administrative expenses, which includes primarily non-restaurant-level costs associated with support of company and franchise restaurants and other activities at our corporate office. We exclude depreciation and amortization expense, substantially all of which is related to company restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlays for the restaurants. We exclude special items, included within operating (gains), losses and other charges, net, to provide investors with a clearer perspective of the Company’s ongoing operating performance and a more relevant comparison to prior period results.

Total Operating Margin is the total of Company Restaurant Operating Margin and Franchise Operating Margin. We define Company Restaurant Operating Margin as company restaurant sales less costs of company restaurant sales (which include product costs, company restaurant level payroll and benefits, occupancy costs, and other operating costs including utilities, repairs and maintenance, marketing and other expenses) and present it as a percent of company restaurant sales. We define Franchise Operating Margin as franchise and license revenue (which includes franchise royalties and other non-food and beverage revenue streams such as initial franchise fees and occupancy revenue) less costs of franchise and license revenue and present it as a percent of franchise and license revenue.

These non-GAAP financial measures provide a meaningful comparison between periods and enable investors to focus on the performance of restaurant-level operations by excluding revenues and costs unrelated to food and beverage sales in addition to corporate general and administrative expense, depreciation and amortization, and other gains and charges. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles. Total Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin do not accrue directly to the benefit of shareholders because of the aforementioned excluded costs, and are not indicative of the overall results for the Company.

	Quarter Ended		Two Quarters Ended
(In thousands)	6/28/17	6/29/16	6/28/17	6/29/16
Operating income (loss)	$17,009	$(4,833)	$33,310	$13,400
General and administrative expenses	16,581	16,206	34,090	33,133
Depreciation and amortization	5,799	5,105	11,535	10,598
Operating (gains), losses and other charges, net	2,046	24,241	2,829	24,116
Total Operating Margin	$41,435	$40,719	$81,764	$81,247

Total Operating Margin consists of:
Company Restaurant Operating Margin (1)	$16,658	$16,373	$32,602	$32,648
Franchise Operating Margin (2)	24,777	24,346	49,162	48,599
Total Operating Margin	$41,435	$40,719	$81,764	$81,247

(1)
Company Restaurant Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges; and costs of franchise and license revenue; less franchise and license revenue.

(2)
Franchise Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges; and costs of company restaurant sales; less company restaurant sales.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
(In thousands)	6/28/17		6/29/16
Company restaurant operations: (1)
Company restaurant sales	$98,355	100.0%	$89,210	100.0%
Costs of company restaurant sales:
Product costs	24,769	25.2%	21,781	24.4%
Payroll and benefits	38,492	39.1%	34,088	38.2%
Occupancy	5,503	5.6%	4,993	5.6%
Other operating costs:
Utilities	3,053	3.1%	2,852	3.2%
Repairs and maintenance	1,667	1.7%	1,732	1.9%
Marketing	3,621	3.7%	3,381	3.8%
Other	4,592	4.7%	4,010	4.5%
Total costs of company restaurant sales	$81,697	83.1%	$72,837	81.6%
Company restaurant operating margin (non-GAAP) (2)	$16,658	16.9%	$16,373	18.4%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$25,338	72.4%	$24,511	69.8%
Initial fees	588	1.7%	798	2.3%
Occupancy revenue	9,095	26.0%	9,796	27.9%
Total franchise and license revenue	$35,021	100.0%	$35,105	100.0%

Costs of franchise and license revenue:
Occupancy costs	$6,571	18.8%	$7,287	20.8%
Other direct costs	3,673	10.5%	3,472	9.9%
Total costs of franchise and license revenue	$10,244	29.3%	$10,759	30.6%
Franchise operating margin (non-GAAP) (2)	$24,777	70.7%	$24,346	69.4%

Total operating revenue (4)	$133,376	100.0%	$124,315	100.0%
Total costs of operating revenue (4)	91,941	68.9%	83,596	67.2%
Total operating margin (non-GAAP) (4)(2)	$41,435	31.1%	$40,719	32.8%

Other operating expenses: (4)(2)
General and administrative expenses	$16,581	12.4%	$16,206	13.0%
Depreciation and amortization	5,799	4.3%	5,105	4.1%
Operating (gains), losses and other charges, net	2,046	1.5%	24,241	19.5%
Total other operating expenses	$24,426	18.3%	$45,552	36.6%

Operating income (loss) (4)	$17,009	12.8%	$(4,833)	(3.9)%

(1)			As a percentage of company restaurant sales.
(2)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(3)			As a percentage of franchise and license revenue.
(4)			As a percentage of total operating revenue.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Two Quarters Ended
(In thousands)	6/28/17		6/29/16
Company restaurant operations: (1)
Company restaurant sales	$192,134	100.0%	$179,596	100.0%
Costs of company restaurant sales:
Product costs	47,902	24.9%	44,434	24.7%
Payroll and benefits	75,889	39.5%	68,549	38.2%
Occupancy	10,237	5.3%	9,793	5.5%
Other operating costs:
Utilities	6,106	3.2%	5,803	3.2%
Repairs and maintenance	3,330	1.7%	3,334	1.9%
Marketing	7,242	3.8%	6,623	3.7%
Other	8,826	4.6%	8,412	4.7%
Total costs of company restaurant sales	$159,532	83.0%	$146,948	81.8%
Company restaurant operating margin (non-GAAP) (2)	$32,602	17.0%	$32,648	18.2%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$49,882	72.1%	$48,655	70.1%
Initial fees	1,072	1.6%	1,324	1.9%
Occupancy revenue	18,198	26.3%	19,382	28.0%
Total franchise and license revenue	$69,152	100.0%	$69,361	100.0%

Costs of franchise and license revenue:
Occupancy costs	$13,077	18.9%	$14,350	20.7%
Other direct costs	6,913	10.0%	6,412	9.2%
Total costs of franchise and license revenue	$19,990	28.9%	$20,762	29.9%
Franchise operating margin (non-GAAP) (2)	$49,162	71.1%	$48,599	70.1%

Total operating revenue (4)	$261,286	100.0%	$248,957	100.0%
Total costs of operating revenue (4)	179,522	68.7%	167,710	67.4%
Total operating margin (non-GAAP) (4)(2)	$81,764	31.3%	$81,247	32.6%

Other operating expenses: (4)(2)
General and administrative expenses	$34,090	13.0%	$33,133	13.3%
Depreciation and amortization	11,535	4.4%	10,598	4.3%
Operating gains, losses and other charges, net	2,829	1.1%	24,116	9.7%
Total other operating expenses	$48,454	18.5%	$67,847	27.3%

Operating income (4)	$33,310	12.7%	$13,400	5.4%

(1)	As a percentage of company restaurant sales.
(2)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(3)	As a percentage of franchise and license revenue.
(4)	As a percentage of total operating revenue.

DENNY’S CORPORATION
Statistical Data
(Unaudited)

Same-Store Sales	Quarter Ended		Two Quarters Ended
(increase (decrease) vs. prior year)	6/28/17	6/29/16	6/28/17	6/29/16
Company Restaurants	2.7%	(0.1)%	0.6%	1.7%
Domestic Franchised Restaurants	2.6%	(0.5)%	0.8%	0.9%
Domestic System-wide Restaurants	2.6%	(0.5)%	0.8%	1.0%
System-wide Restaurants	2.6%	(0.7)%	0.8%	0.7%

Average Unit Sales	Quarter Ended		Two Quarters Ended
(In thousands)	6/28/17	6/29/16	6/28/17	6/29/16
Company Restaurants	$576	$562	$1,129	$1,116
Franchised Restaurants	$400	$390	$785	$778

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units March 29, 2017	172	1,559	1,731
Units Opened	1	7	8
Units Reacquired	3	(3)	—
Units Refranchised	(4)	4	—
Units Closed	—	(15)	(15)
Net Change	—	(7)	(7)
Ending Units June 28, 2017	172	1,552	1,724

Equivalent Units
Second Quarter 2017	171	1,559	1,730
Second Quarter 2016	159	1,555	1,714
Net Change	12	4	16

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units December 28, 2016	169	1,564	1,733
Units Opened	1	15	16
Units Reacquired	6	(6)	—
Units Refranchised	(4)	4	—
Units Closed	—	(25)	(25)
Net Change	3	(12)	(9)
Ending Units June 28, 2017	172	1,552	1,724

Equivalent Units
Year-to-Date 2017	170	1,560	1,730
Year-to-Date 2016	161	1,551	1,712
Net Change	9	9	18